                                                                    Exhibit 99.1

                                  VIACOM INC.
                                 1515 Broadway
                           New York, New York  10036



                                                                 January 7, 1994

      Blockbuster Entertainment Corporation
      One Blockbuster Plaza
      Fort Lauderdale, Florida  33301


      Dear Sirs:

               1. Subject to the terms and conditions set forth herein, Blockbuster Entertainment Corporation, a Delaware corporation (the "Purchaser"), hereby subscribes for, and agrees to purchase, and Viacom Inc., a Delaware corporation (the "Company"), agrees to issue and sell, 22,727,273 shares (the "Shares") of Class B Common Stock, par value $0.01 per share, of the Company ("Class B Common Stock"), for an aggregate purchase price of $1,250,000,015, representing a purchase price of $55.00 per Share.

               2.  (a)   The closing (the "Closing") of the purchase
      provided for in paragraph 1 shall take place at a date and time specified by the Company by written notice delivered to the Purchaser no less than two Business Days (as defined below) prior to such date, and following satisfaction of the conditions specified in paragraph 5, at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York. The date and time of the Closing are referred to herein as the "Closing Date".

               (b) At the Closing, the Purchaser shall deliver to the Company $1,250,000,015 in cash by wire transfer in immediately available funds to an account of the Company designated by the Company, by notice to the Purchaser prior to the Closing Date, and the Company shall deliver to the Purchaser certificates representing the Shares, registered in the name of the Purchaser.

               3.  (a)   The Purchaser represents and warrants to the
      Company that: (i) the execution and delivery of this Agreement by the Purchaser and the performance of its obligations hereunder have been duly and validly authorized by all necessary corporate action on the part of the Purchaser;
      (ii) this Agreement has been duly and validly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);
      (iii) the execution, delivery and performance of this Agreement by the Purchaser and the purchase of the Shares by the Purchaser do not conflict with or violate or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under the Certificate of Incorporation or By-Laws or equivalent organizational documents of the Purchaser; (iv) the execution, delivery and performance of this Agreement by the Purchaser do not, and the consummation of the transactions contemplated hereby by the Purchaser will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental authority with respect to the Purchaser, except under the Securities Exchange Act of 1934, as amended (the "1934 Act"); (v) the Purchaser is acquiring the Shares for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof; and (vi) the Purchaser is an "accredited investor" within the meaning of Rule 501 under the Securities Act of 1933, as amended (the "1933 Act").

               (b) Except as set forth in this paragraph 3, the Purchaser makes no other representation, express or implied, to the Company.

               4. (a) The Company represents and warrants to the Purchaser that (i) each of the Company and each Subsidiary (as defined below) is a corporation, partnership or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse



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      Effect (as defined below); (ii) the execution and delivery of this Agreement by the Company and the issuance of the Shares in accordance with the terms of this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company; (iii) this Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); (iv) the execution, delivery and performance of this Agreement by the Company do not, and the issuance of the Shares and the performance of the Company's obligations in accordance with the terms of this Agreement will not, conflict with or violate or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under (A) the Certificate of Incorporation or By-Laws or equivalent organizational documents of the Company or any Subsidiary, (B) any law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary, or (C) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any property or asset of the Company or any Subsidiary is bound or affected, except in the case of subclauses (B) and (C) above, for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the issuance of the Shares in accordance with the terms of this Agreement in any material respect, or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, or which would not, individually or in the aggregate, have a Material Adverse Effect; (v) the execution, delivery and performance of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental authority with respect to the Company, except for (A) any filings required to effect the registration of the Shares pursuant to paragraph 8 and any filings pursuant to federal and state securities laws which will be timely made after the Closing hereunder and
      (B) any filings required under the 1934 Act; (vi) the Shares have been duly authorized and, upon issuance



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      at the Closing, will be validly issued, fully paid and
      nonassessable, and free and clear of all security interests, liens, claims, encumbrances, pledges, options and charges of any nature whatsoever, and the issuance of the Shares will not be subject to preemptive rights of any other stockholder of the Company; (vii) the authorized capital stock of the Company consists of 100,000,000 shares of Class A Common Stock, par value $0.01 per share ("Class A Common Stock"), 150,000,000 shares of Class B Common Stock and 100,000,000 shares of Preferred Stock, par value $0.01 per share ("Company Preferred Stock"); (viii) as of November 30, 1993, (A) 53,449,125 shares of Class A Common Stock and 67,345,982 shares of Class B Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable, (B) no shares were held in the treasury of the Company, (C) no shares were held by the Subsidiaries, (D) 224,610 shares of Class A Common Stock and 3,760,297 shares of Class B Common Stock were reserved for future issuance pursuant to employee stock options or stock incentive rights granted pursuant to the Company's 1989 Long-Term Management Incentive Plan and the Company's Stock Option Plan for Outside Directors, and (E) 25,711,200 shares of Class B Common Stock were reserved for future issuance upon conversion of the Company's Series A Convertible Preferred Stock, par value $0.01 per share ("Series A Preferred Stock"), and the Company's Series B Convertible Preferred Stock, par value $0.01 per share ("Series B Preferred Stock"); (ix) as of the date hereof, 48,000,000 shares of Company Preferred Stock are issued and outstanding, consisting of 24,000,000 shares of Series A Preferred Stock and 24,000,000 shares of Series B Preferred Stock, and there are no agreements, arrangements or understandings with respect to the issuance of any other shares of Company Preferred Stock, except for Preferred Stock proposed to be issued in the Paramount Transaction (as defined below);
      (x) the Company has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "Commission") since December 31, 1990, and has heretofore made available to the Purchaser, in the form filed with the Commission (excluding any exhibits thereto), (A) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1990, 1991 and 1992, respectively, (B) its Quarterly Reports on Form 10-Q for the periods ended March 31, 1993,
      June 30, 1993 and September 30, 1993, (C) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since January 1, 1991 and (D) all other forms, reports and other registration statements (other than Quarterly Reports on Form 10-Q not referred to in clause (B) above and preliminary materials) filed by the Company with the Commission since



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      December 31, 1990 (the forms, reports and other documents
      referred to in clauses (A), (B), (C) and (D) above being referred to herein, collectively, as the "SEC Reports"); (xi) the SEC Reports and any other forms, reports and other documents filed by the Company with the Commission after the date of this Agreement (A) were or will be prepared in accordance with the requirements of the 1933 Act and the 1934 Act, as the case may be, and the rules and regulations thereunder and (B) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; (xii) the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Reports were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to be material in amount);
      (xiii) since December 31, 1992 there has not been any change, occurrence or circumstance in the business, results of operations or financial condition of the Company or any Subsidiary having, individually or in the aggregate, a Material Adverse Effect, other than changes, occurrences and circumstances referred to in any SEC Reports filed prior to the date of this Agreement; (xiv) there is no claim, action, proceeding or investigation pending or, to the best knowledge of the Company, threatened by any public official or governmental authority, against the Company or any Subsidiary, or any of their respective property or assets before any court, arbitrator or administrative, governmental or regulatory authority or body, which challenges the validity of this Agreement or the Shares or any action taken or to be taken pursuant hereto or, except as set forth in the SEC Reports, which is reasonably likely to have a Material Adverse Effect; and (xv) neither the Company nor any Subsidiary is in conflict with, or in default or violation of, (A) any law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or (B) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation




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      to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any property or asset of the Company or any Subsidiary is bound or affected, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

               (b) Except as set forth in this paragraph 4, the Company makes no representation, express or implied, to the Purchaser.

               (c) "Subsidiary" means a "significant subsidiary" of the Company, as such term is defined in Regulation S-X promulgated under the 1933 Act.

               (d) The term "Material Adverse Effect" means any change or effect that is or would be materially adverse to the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole.

               (e) Notwithstanding anything to the contrary in this paragraph 4, any change to or effect on the business, results of operations or financial condition of the Company and its Subsidiaries that results, directly or indirectly, from the Company's tender offer for shares of common stock of and proposed merger with Paramount Communications Inc. (the "Paramount Transaction"), shall not be considered for purposes of determining whether a breach has occurred of any representation or warranty, covenant or agreement of the Company contained herein.

               5.  (a)   The obligation of the Purchaser to
      consummate the Closing is subject to the satisfaction (or waiver by the Purchaser, at its sole discretion) of the following conditions:

               (i) (A) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (B) the representations and warranties of the Company contained in this Agreement and in the Agreement and Plan of Merger dated as of the date hereof between the Purchaser and the Company (the "Merger Agreement") shall be true in all material respects (other than those contained in Paragraph 4(a)(xiii) of this Agreement, which shall be true in all respects) as of the Closing Date, as if made at and as of such date (except for any such representations and warranties that are expressly stated to be as of a different date), (C) the Company shall not be in material breach of any of its material




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          obligations under the Merger Agreement as of the Closing
          Date and (D) the Purchaser shall have received a certificate signed by an executive officer of the Company to the foregoing effect;

              (ii) no judgment, injunction, order or decree shall materially restrict, prevent or prohibit the consummation of the Closing;

             (iii) the Purchaser shall have received an opinion of Shearman & Sterling, dated the Closing Date, substantially in the form of Exhibit A hereto; and

              (iv) the Company shall have accepted for payment at least 50.1% of the outstanding shares of common stock of Paramount Communications Inc. pursuant to its tender offer therefor.

               (b) The obligation of the Company to consummate the Closing is subject to the satisfaction (or waiver by the Company, at its sole discretion) of the following conditions:

               (i) (A) the Purchaser shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (B) the representations and warranties of the Purchaser contained in this Agreement shall be true in all material respects at and as of the Closing Date, as if made at and as of such date (except for any such representations and warranties that are expressly stated to be as of a different date) and (C) the Company shall have received a certificate signed by an executive officer of the Purchaser to the foregoing effect;

              (ii) no judgment, injunction, order or decree shall materially restrict, prevent or prohibit the consummation of the Closing;

             (iii) the Company shall have received an opinion of Thomas W. Hawkins, General Counsel of the Purchaser, dated the Closing Date, substantially in the form of Exhibit B hereto;

              (iv) the Company shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom, dated the Closing
          Date, substantially in the form of Exhibit C hereto; and

               (v) the Company shall have accepted for payment at least 50.1% of the outstanding shares of common stock of Paramount Communications Inc. pursuant to its tender offer therefor.




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               (c)  Notwithstanding any other provision of this
      Agreement, if the Company shall accept shares of common stock of Paramount Communications Inc. for payment pursuant to its tender offer therefor but following the Closing shall not purchase such shares in accordance with the terms of such offer, then the Purchaser may return the Shares to the Company, by delivering to the Company the certificates representing the Shares, duly endorsed in blank, or accompanied by stock powers duly executed in blank, whereupon the Company shall return the purchase price therefor, by wire transfer in immediately available funds to an account of the Purchaser designated by the Purchaser by notice to the Company.

               6. (a) The Purchaser acknowledges that the Shares have not been registered under the 1933 Act or any state securities law, and hereby agrees not to offer, sell or otherwise transfer, pledge or hypothecate such Shares unless and until registered under the 1933 Act and any applicable state securities law or unless, in the opinion of counsel reasonably satisfactory to the Company, such offer, sale, transfer, pledge or hypothecation is exempt from registration or is otherwise in compliance with the 1933 Act and such laws.

               (b) Upon issuance of the Shares, and until such time as the same is no longer required under the applicable requirements of the 1933 Act, the certificates evidencing the Shares (and all securities issued in exchange therefor or substitution thereof) shall bear the following legend:

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH LAWS.

               7. In addition to the provisions of paragraph 6, the Purchaser agrees that prior to the earlier of the termination of the Merger Agreement and September 30, 1994 it shall not offer, sell, transfer, pledge or hypothecate any of the Shares, except that the Shares may be pledged in connection with the financing of the purchase price specified in paragraph 2, subject to the same restrictions on alienation applicable to the Purchaser hereunder.




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               8.  Following the Closing, the Purchaser shall have
      the registration rights, and the Company shall have the obligations, set forth in Annex I. Such registration rights shall be assignable by the Purchaser to any party purchasing Shares directly from the Purchaser, but shall not be further assignable by such subsequent purchaser or purchasers.

               9.  (a)   The representations and warranties contained
      in this Agreement shall survive the Closing until the first anniversary of the Closing Date.

               (b) The Purchaser and its Affiliates, officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by the Company for any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' fees and expenses) (a "Loss") actually suffered or incurred by them, arising out of or resulting from the breach of any representation or warranty or covenant of the Company contained in this Agreement.

               (c) The Company and its Affiliates, officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by the Purchaser for any and all Losses actually suffered or incurred by them, arising out of or resulting from the breach of any representation or warranty or covenant of the Purchaser contained in this Agreement.

               10. (a) The Purchaser agrees that neither the Purchaser nor any of its Affiliates shall participate in any transaction that, directly or indirectly, would have the effect of precluding or competing with the Paramount Transaction.

               (b) The Company agrees that it shall not make any material change in the aggregate amount or forms of consideration to be paid in, or in any other material terms and conditions of, the Paramount Transaction from the aggregate amount and forms of consideration described in the amendment to be filed on the date hereof to the Company's Tender Offer Statement on Schedule 14D-1, without the prior consent of the Purchaser, which consent shall not be unreasonably withheld.

               (c) The Company agrees that prior to consummation of the Paramount Transaction, the Company shall receive an opinion from Smith Barney Shearson Inc. that the consideration actually to be paid by the Company in such




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      transaction is fair, from a financial point of view, to the
      Company and the stockholders of the Company, which opinion shall not have been withdrawn at the time the Company accepts shares of common stock of Paramount Communications Inc. for payment pursuant to its tender offer therefor.

               11. The Purchaser, on the one hand, and the Company, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to equitable relief (including injunction and specific performance) in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, as a remedy for any such breach or to prevent any breach of this Agreement. Such remedies shall not be deemed to be the exclusive remedies for a breach or anticipatory breach of this Agreement, but shall be in addition to all other remedies available at law or equity to the parties hereto. To the extent permitted by applicable law, the parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States of America located in the State of New York for any suits, actions or proceedings arising out of or relating to this Agreement.

               12. This Agreement, its Annexes and Exhibits contain the entire understandings of the parties with respect to the subject matter hereof, thereby superseding all prior agreements of the parties relating to the subject matter hereof (other than the Confidentiality Agreement entered into between the Purchaser and Viacom International Inc. dated July 1, 1993), and may not be amended except by a writing signed by the parties. Except as otherwise provided herein, this Agreement is not assignable by any of the parties; provided that the Purchaser may assign its rights and obligations under this Agreement to a wholly owned subsidiary of the Purchaser, so long as the Purchaser shall remain liable for all financial and performance obligations of the Purchaser hereunder. This Agreement shall be binding upon, and inure to the benefit of, the respective successors of the parties. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

               13. Any notices and other communications required to be given pursuant to this Agreement shall be in writing and shall be given by delivery by hand, by mail (registered or certified mail, postage prepaid, return receipt requested) or by facsimile transmission or telex, as follows:




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               If to the Company:

                    Viacom Inc.
                    1515 Broadway
                    New York, New York  10036
                    Attention:  Senior Vice President,
                                General Counsel and
                                Secretary
                    Facsimile No.:  212-258-6134

               With a copy to:

                    Shearman & Sterling
                    599 Lexington Avenue
                    New York, New York  10022
                    Attention:  Stephen R. Volk
                    Facsimile No.:  212-848-7179

               If to the Purchaser:

                    Blockbuster Entertainment Corporation
                    One Blockbuster Plaza
                    Fort Lauderdale, Florida  33301
                    Attention:  Vice President, General
                  Counsel and Secretary
                    Facsimile No.:  305-832-3929

               With a copy to:

                    Skadden, Arps, Slate, Meagher & Flom
                    919 Third Avenue
                    New York, New York  10022
                    Attention:  Roger S. Aaron
                    Facsimile No.:  212-735-2000

      or to such other addresses as either the Company or the Purchaser shall designate to the other by notice in writing.

               14. For purposes of this Agreement, the following terms shall have the following meanings:

               (a) "Affiliate" shall mean any Person that (i) directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified or (ii) is (A) the specified Person's spouse, parent, child, brother or sister or any issue of the foregoing (for purposes of the definition of Affiliate, issue shall include Persons legally adopted into the line of descent), (B) any corporation or organization of which the Person specified or such specified Person's spouse,




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      parent, child, brother or sister or any issue of the foregoing is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of voting stock, and (C) any trust or other estate in which the specified Person or such specified Person's spouse, parent, child, brother or sister or any issue of the foregoing serves as trustee or in a similar fiduciary capacity and (D) the heirs or legatees of the specified Person by will or under the laws of descent and distribution.

               (b) "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

               (c) "Person" shall mean any individual, partnership, joint venture, corporation, trust, incorporated organization, government or department or agency of a government, or any entity that would be deemed to be a "person" under Section 13(d)(3) of the 1934 Act.

               15. Subject to the terms and conditions of this Agreement, each of the parties hereby agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, rules and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its best efforts to make all necessary filings and to obtain all necessary waivers, consents and approvals. In case at any time after the execution of this Agreement, further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each of the parties shall take all such necessary action.

               16. The parties agree to consult with each other before taking any action that would require the issuance of, or issuing, any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any securities exchange, will not take any such action, issue any such press release or make any such public statement prior to such consultation.

               17. (a) In the event that the Merger Agreement is terminated, other than pursuant to Section 8.01(b) thereof, the Company shall satisfy, upon the written request of the Purchaser and as provided in paragraph 17(c), any Make-Whole Amount (as defined below) within 20 Business Days (or with




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      respect to the Asset Purchase Transaction, such period of time as is consistent with the terms of Annex II) following the first anniversary (the "First Anniversary") of the date of termination (the "Termination Date") of the Merger Agreement.

               (b) For the purposes of this paragraph 17, the following terms shall have the following meanings:

          (i) "Measurement Period" shall mean the period commencing on the first day after the Termination Date and ending on the First Anniversary; provided that such period shall be extended by the number of days occurring after the Termination Date and prior to the First Anniversary during which Shares both (a) are registered under the 1933 Act pursuant to the rights granted in Annex I and (b) are unsold.

          (ii) "Class B Trading Price" shall mean the highest Class B Trading Average that occurs within the Measurement Period for any consecutive 30 trading day period occurring within the Measurement Period.

          (iii) "Class B Trading Average" shall mean with respect to any consecutive 30 trading day period the average of the closing prices for the Class B Common Stock for the trading days in such period on the American Stock Exchange, or if the American Stock Exchange is not the exchange on which the Class B Common Stock is then principally traded.

          (iv) "Make-Whole Amount" shall mean the amount, if any, that is the sum of (A) 50% of the aggregate of (1) the number of Shares Beneficially Owned by the Purchaser (and not subject to contracts of sale) on the First Anniversary and (2) the Sold Shares multiplied by the difference between $55 and the Class B Trading Price, up to, but in no event exceeding for the purpose of such calculation, a difference of $4.40 and (B) 50% of the aggregate of (1) the number of Shares Beneficially Owned by the Purchaser (and not subject to contracts of sale) on the First Anniversary and (2) the Sold Shares multiplied by the difference between $55 and the Class B Trading Price, up to, but in no event exceeding for the purpose of such calculation, a difference of $19.80.

          (v) "Marketable Security" shall mean any debt or equity security, or a combination of debt and equity securities, issued by the Company with such terms, as agreed by SmithBarney Shearson Inc. on behalf of the Company and by

          Merrill Lynch & Co. on behalf of the Purchaser, as would cause such security to trade on a fully distributed basis after the date of its issuance at the value attributed to such security in satisfying the Make-Whole Amount as provided in paragraph 17(c) below. If Smith Barney Shearson Inc. and Merrill Lynch & Co. are unable to agree on such terms within 10 Business Days after the First Anniversary, the Purchaser shall select one investment bank from a list of at least five investment banks of national standing supplied to the Purchaser by the Company, which investment bank shall, not later than 5 Business Days after its selection resolve, in its sole judgment, any such disagreements with respect to such terms. The determination by such investment bank shall be final, binding and conclusive on the Company and the Purchaser, and the fees and expenses of such investment bank shall be borne equally by the Company and the Purchaser.

          (v) "Sold Shares" shall mean up to the first 4,547,454 Shares, and only up to the first 4,547,454 Shares, of any Shares sold by the Purchaser after the Termination Date and prior to the First Anniversary; provided that Sold Shares shall not include any of such Shares sold by the Purchaser for gross proceeds equal to or greater than $55 per Share.

          (vi) "Asset Purchase Transaction" shall mean the transaction with the material terms described in Annex II.

               (c) The Company shall be entitled to satisfy its obligation with respect to the Make-Whole Amount, at the option of the Company through written notice to the Purchaser no later than 5 Business Days following the First Anniversary, by any of the following means:

          (i) Delivery to the Purchaser of cash in an amount equal to the Make-Whole Amount by wire transfer of immediately available funds to an account specified by the Purchaser; or

          (ii) Delivery to the Purchaser of Marketable Securities with an aggregate value (determined as specified above) equal to the Make-Whole Amount; or
          (iii) Delivery to the Purchaser of a combination of cash and Marketable Securities with an aggregate value equal to the Make-Whole Amount; or

          (iv)  Consummation of the Asset Purchase Transaction;

      provided that in the event the Company has given notice to the Purchaser as provided above of its intent to satisfy all or a portion of the Make-Whole Amount with Marketable Securities and the Company determines, in its sole discretion, that the terms of the Marketable Securities are unacceptable to the Company, the Company shall be entitled to satisfy the Make-Whole Amount through any of the other means specified above in lieu of using Marketable Securities.

               18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be performed entirely within that state.

                                        Very truly yours,

                                        VIACOM INC.


                                        By

      Accepted and agreed on
        the date written above:

      BLOCKBUSTER ENTERTAINMENT CORPORATION


      By

                                    ANNEX I

                              Registration Rights


               (a) From time to time after the earlier of the termination of the Merger Agreement and September 30, 1994, the Purchaser shall have the right to make six requests of the Company in writing: with respect to the first such request to register under the 1933 Act at least $100 million in market value of the Shares beneficially owned by the Purchaser (the Shares subject to any such request hereunder being referred to as the "Subject Stock"), and with each subsequent such request being at least 6 months following such prior request which resulted in a registration statement with respect to the Subject Stock which was effective until the earlier of the completion of the offering of such Subject Stock or three months. The Company shall use all reasonable efforts to cause the Subject Stock to be registered under the 1933 Act as soon as reasonably practicable after receipt of a request so as to permit promptly the sale thereof, and in connection therewith, the Company shall prepare and file, on such appropriate form as the Company in its discretion shall determine, a registration statement under the 1933 Act to effect such registration. The Company shall use all reasonable efforts to list all Subject Stock covered by such registration statement on any national securities exchange on which the Class B Common Stock is then listed or, if such listing cannot be made, to list such Subject Stock on the National Association of Securities Dealers Automated Quotation System or National Market System. The Purchaser hereby undertakes to provide all such information and materials and take all such action as may be required in order to permit the Company to comply with all applicable requirements of the Commission and to obtain any desired acceleration of the effective date of such registration statement. Any registration statement filed at the Purchaser's request hereunder will not count as a requested registration
      (i) unless effectiveness is maintained until the earlier of completion of the offering and three months or (ii) if the Purchaser is required to reduce the number of Shares as to which registration was requested hereunder as a result of the inclusion in such registration of securities of a third party without the consent of the Purchaser. Notwithstanding the foregoing, the Company (i) shall not be obligated to cause any special audit to be undertaken in connection with any such registration (provided that this provision shall not relieve the Company of its obligation to obtain any required consents with respect to financial statements in prior periods) and
      (ii) shall be entitled to postpone for a reasonable period of time (not to exceed 180 days) the filing of any registration statement otherwise required to be prepared and filed by the Company if the Company is, at such time, either (A) conducting or in active preparation to conduct an underwritten public offering of equity securities (or securities convertible into equity securities) or is subject to a contractual obligation not to engage in a public offering and is advised in writing by its managing underwriter or underwriters (with a copy to the Purchaser) that such offering would in its or their opinion be adversely affected by the registration so requested or (B) subject to an existing contractual obligation to its underwriters not to engage in a public offering; provided, however, that the Company may not exercise such right to postpone the filing of a registration statement for more than 180 days in any 365-day period.

               The Purchaser may use one or more of the registration requests to which it is entitled pursuant to the preceding paragraph to require the Company to register Shares on a registration statement also covering securities of the Purchaser convertible into or exchangeable for Shares and may assume primary responsibility for the preparation of such registration statement. In such event, in which each of the Company and the Purchaser shall be registrants of securities registered, in addition to the indemnification provided herein, the Company shall be entitled to receive indemnifications from the Purchaser consistent with the indemnifications provided herein to be granted by the Company to the Purchaser and the Purchaser shall reimburse the Company for one half of any fees, expenses and disbursements referred to in the second sentence of paragraph (c) below for which the Company is otherwise responsible.

               At any time after the earlier of the termination of the Merger Agreement and September 30, 1994, if the Company proposes to file a registration statement under the 1933 Act with respect to an offering of shares of its equity securities
      (i) for its own account (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission)) or (ii) for the account of any holders of its securities (including any pursuant to a demand registration), then the Company shall give written notice of such proposed filing to the Purchaser as soon as practicable (but in any event not less than 5 Business Days before the anticipated filing date), and such notice shall offer the Purchaser the opportunity to register such number of Shares as the Purchaser requests. If the Purchaser wishes to register Shares, such registration shall be on the same terms and conditions as the registration of the Company's or such holders' shares of Class B Common Stock (a "Piggyback Registration"). Notwithstanding anything contained herein, if the lead underwriter of an offering involving a Piggyback Registration delivers a written opinion to the Company that the success of such offering would be materially and adversely affected by inclusion of all the securities requested to be included, then the number of securities to be registered by each party requesting registration rights shall be reduced in proportion to the number of securities originally requested to be registered by each of them. Nothing contained herein shall require the Company to reduce the number of shares proposed to be issued by the Company.

               Other than as required by contractual obligations of the Company existing on the date of this Agreement, no securities may be registered on a registration statement requested by the Purchaser under this Agreement without the Purchaser's express written consent. The Company agrees that following the date of this Agreement it shall not grant to any person any rights to compel inclusion of securities in any registration statement requested by the Purchaser under this Agreement without the Purchaser's express written consent.

               (b) In connection with any offering of shares of Subject Stock registered pursuant to this Annex I, the Company
      (i) shall furnish to the Purchaser such number of copies of any prospectus (including any preliminary prospectus) as it may reasonably request in order to effect the offering and sale of the Subject Stock to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the registration statement to remain current and (ii) take such action as shall be necessary to qualify the shares covered by such registration statement under such "blue sky" or other state securities laws for offer and sale as the Purchaser shall request; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it shall not then be qualified or to file any general consent to service of process in any jurisdiction in which such a consent has not been previously filed. If applicable, the Company shall enter into an underwriting agreement with a managing underwriter or underwriters selected by the Purchaser (reasonably satisfactory to the Company) containing representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements with respect to secondary distributions; provided, however, that such underwriter or underwriters shall agree to use their best efforts to ensure that the offering results in a distribution of the Subject Stock sold in accordance with the terms of the agreement. In connection with any offering of

      Subject Stock registered pursuant to this Annex I, the Company shall (x) furnish to the underwriter, at the Company's expense, unlegended certificates representing ownership of the Subject Stock being sold in such denominations as requested and (y) instruct any transfer agent and registrar of the Subject Stock to release any stop transfer orders with respect to such Subject Stock. Upon any registration becoming effective pursuant to this Annex I, the Company shall use all reasonable efforts to keep such registration statement current for such period as shall be required for the disposition of all of said Subject Stock; provided, however, that such period need not exceed three months.

               (c) The Purchaser shall pay all underwriting discounts and commissions related to shares of Subject Stock being sold by the Purchaser. The Company shall pay all other fees and expenses in connection with any registration statement, including, without limitation, all registration and filing fees, all fees and expenses of complying with securities or "blue sky" laws, fees and disbursements of the Company's counsel, the counsel of the Purchaser, accountants (including the expenses of "cold comfort" letters required by or incident to such performance and compliance) and any fees and disbursements of underwriters customarily paid by issuers in secondary offerings.

               (d) In the case of any offering registered pursuant to this Annex I, the Company agrees to indemnify and hold the Purchaser, each underwriter of Shares under such registration and each person who controls any of the foregoing within the meaning of Section 15 of the 1933 Act and the directors and officers of the Purchaser, harmless against any and all losses, claims, damages, liabilities or actions to which they or any of them may become subject under the 1933 Act or any other statute or common law or otherwise, and to reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions shall arise out of or shall be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of such Subject Stock, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or
      (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto), if used prior to the effective date of such registration statement, or contained in the prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained in this paragraph (d) shall not apply to such losses, claims, damages, liabilities or actions which shall arise from the sale of Subject Stock by the Purchaser if such losses, claims, damages, liabilities or actions shall arise out of or shall be based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission shall have been (x) made in reliance upon and in conformity with information furnished in writing to the Company by the Purchaser or any such underwriter specifically for use in connection with the preparation of the registration statement or any preliminary prospectus or prospectus contained in the registration statement or any such amendment thereof or supplement thereto or (y) made in any preliminary prospectus, and the prospectus contained in the registration statement in the form filed by the Company with the Commission pursuant to Rule 424(b) under the 1933 Act shall have corrected such statement or omission and a copy of such prospectus shall not have been sent or given to such person at or prior to the confirmation of such sale to him.

               (e) In the case of each offering registered pursuant to this Annex I, the Purchaser and each underwriter participating therein shall agree, in the same manner and to the same extent as set forth in paragraph (d) of this Annex I severally to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of
      Section 15 of the 1933 Act, and the directors and officers of the Company, and in the case of each such underwriter, the Purchaser, each person, if any, who controls the Purchaser within the meaning of Section 15 of the 1933 Act and the directors, officers and partners of the Purchaser, with respect to any statement in or omission from such registration statement or any preliminary prospectus (as amended or as supplemented, if amended or supplemented as aforesaid) or prospectus contained in such registration statement (as amended or as supplemented, if amended or supplemented as aforesaid), if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to the Company by the Purchaser or such underwriter specifically for use in connection with the preparation of such registration statement or any preliminary prospectus or prospectus contained in such registration statement or any such amendment thereof or supplement thereto.

               (f) Each party indemnified under paragraph (d) or (e) of this Annex I shall, promptly after receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the commencement thereof. The omission of any indemnified party to so notify an indemnifying party of any such action shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity agreement contained in paragraph (d) or (e) of this Annex I, unless the indemnifying party was prejudiced by such omission, and in no event shall relieve the indemnifying party from any other liability which it may have to such indemnified party.
      In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may desire, jointly with any other indemnifying party similarly notified, to assume the defense thereof, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under paragraph (d) or (e) of this Annex I for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation.

               (g) If the indemnification provided for under paragraph (d) or (e) shall for any reason be held by a court to be unavailable to an indemnified party under paragraph (d) or
      (e) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under paragraph (d) or (e) hereof, the indemnified party and the indemnifying party under paragraph
      (d) or (e) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective seller of Securities covered by the registration statement which resulted in such loss, claim, damage or liability, or action in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause

      (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and such prospective seller from the offering of the securities covered by such registration statement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

                                    ANNEX II

                          ASSET PURCHASE TRANSACTION**


      Asset to be Acquired by the Purchaser

      Asset Purchased                        100% of the Parks
                                             Business of Paramount
                                             Communications Inc
                                             ("Paramount")
                                             "Parks Business" means
                                             all of the rights,
                                             obligations, assets
                                             (including interests in
                                             other legal entities),
                                             liabilities (whether
                                             known, unknown,
                                             contingent or otherwise)
                                             and business, including
                                             all capital stock of
                                             Paramount Parks Inc., a
                                             Delaware corporation,
                                             primarily related to the
                                             following theme parks
                                             operated by Paramount
                                             :Kings Island, Cincinnati,
                                             Ohio; Kings Dominion,
                                             Richmond, Virginia;
                                             Great America,
                                             Santa Clara, California;
                                             Carowinds, Charlotte,
                                             North Carolina; and
                                             Wonderland, Toronto,
                                             Canada.

      Purchase Price                         $750 million, plus the
                                             amount of capital
                                             expenditures made on the
                                             Parks Business after the
                                             date of the merger of
                                             the Company and Paramount
                                             net of indebtedness
                                             related thereto incurred
                                             by the Parks Business
                                             (the "Parks Purchase
                                             Price").

      Consideration                          Class B Common Stock
                                             valued at $55 per share.



      **See page 4 of this Annex II.

      Conditions                             (a) The merger between
                                             the Company and Paramount
                                             shall have become
                                             effective.

                                             (b) All governmental and
                                             material third party
                                             approvals shall have
                                             been obtained.

                                             (c) The Parks Business
                                             shall have continued to
                                             be operated in the
                                             ordinary course.

                                             (d) No injunction or
                                             litigation shall be in
                                             effect or pending the
                                             effect of which would
                                             materially and adversely
                                             affect the transaction.

      Option to be Acquired by the Company

      Option                                 Simultaneous with the
                                             closing of the purchase
                                             of the Parks Business by
                                             the Purchaser, the
                                             Purchaser shall grant an
                                             option (the "Option") to
                                             the Company, exercisable
                                             by the Company by
                                             written notice to the
                                             Purchaser at any time on
                                             or prior to the second
                                             anniversary of the
                                             closing of the purchase
                                             by the Purchaser of the
                                             Parks Business,
                                             entitling the Company to
                                             purchase a 50% equity
                                             interest in the Parks
                                             Business.




      Exercise Price                         50% of the Parks
                                             Purchase Price, plus 50%
                                             of the amount of capital
                                             expenditures made on the
                                             Parks Business after the
                                             closing of the purchase
                                             by the Purchaser of the
                                             Parks Business net of
                                             indebtedness related
                                             thereto incurred by the
                                             Parks Business (the
                                             "Option Price").

      Consideration                          Cash

      Management                             Following exercise of
                                             the Option and the
                                             acquisition of a 50%
                                             equity interest by the
                                             Company, the Purchaser
                                             shall be entitled to
                                             elect a simple majority
                                             of the board of
                                             directors or other
                                             governing body of the
                                             Parks Business and to
                                             control the management
                                             of the Parks Business.

      Other Terms                            If the Option is
                                             exercised, the Company
                                             and the Purchaser shall
                                             enter into a
                                             stockholders' or other
                                             similar agreement
                                             containing such terms as
                                             are customary for joint
                                             ventures in which the
                                             equity is equally owned
                                             by two parties where one
                                             party has primary
                                             management authority.




      General

      1. In the event that the Company elects to enter into the Asset Purchase Transaction pursuant to paragraph 17, each of the Company and the Purchaser agrees to act in good faith and use all reasonable best efforts to take all steps necessary and advisable to effect the transaction consistent with the terms set forth in this Annex II as soon as practicable after such election is made.

      2. Unless the parties otherwise agree and so long as such structure would be consistent with the intent of the transaction as expressed in this Annex II, the acquisition of the Parks Business by the Purchaser shall be effected through the acquisition of all of the capital stock of Patriot Parks Inc. and the Option of the Company to acquire a 50% equity interest in the Parks Business, if exercised, shall be effected through the acquisition of 50% of the capital stock of Patriot Parks Inc.

                              *        *        *

          **In the event that the Company elects to enter into the Asset Purchase Transaction pursuant to paragraph 17 and the Purchaser does not Beneficially Own sufficient shares of Class B Common Stock to pay the full Parks Purchase Price with such shares, the Purchaser shall have the right, at its option, either (a) to pay in cash such amount of the Parks Purchase Price not paid in Class B Common Stock and thereby still purchase 100% of the Parks Business or (b) to purchase only such percentage of the equity of the Parks Business as equals the percentage of the Parks Purchase Price that the Purchaser pays with all of the shares of Class B Common Stock
      Beneficially Owned by the Purchaser.

          In the event that the Purchaser elects to purchase less than 100% of the Parks Business as provided immediately above, the following adjustments to the Asset Purchase Transaction shall be made:

          (A) The Company and the Purchaser shall enter into a stockholders' or other similar agreement containing such terms as are customary for joint ventures in which the equity is owned by two parties in the proportions in which the Company and the Purchaser would own the Parks Business; provided that in the event the Purchaser acquires less than a 50% equity interest in the Parks Business, the Company shall retain the right to elect a majority of the board of directors or other governing body of the Parks Business and to control the management of the Parks Business.

          (B) The Purchaser shall grant the Option to the Company only in the event that the Purchaser acquires an equity interest in the Parks Business of greater than 50% and the equity interest for which the Option may be exercised by the Company shall be equal only to such percentage as would result in the Purchaser, after exercise of the Option by the Company, owning a 50% equity interest in the Parks Business. In such event, the Option Price shall be decreased in proportion to the percentage decrease from a 50% equity interest to the percentage interest for which the Option shall be exercisable.

                                                                       Exhibit A





               1. The execution and delivery of the Agreement by the Company and the performance of its obligations thereunder have been duly and validly authorized by all necessary corporate action on the part of the Company.

               2. The Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

               3. The Shares have been validly issued, are fully paid and nonassessable, have not been issued in violation of or subject to any preemptive rights and have the rights set forth in the Company's Restated Certificate of Incorporation, as amended through the date hereof.

                                                                       Exhibit B





               1. The execution and delivery of the Agreement by the Purchaser and the performance of its obligations thereunder have been duly and validly authorized by all necessary corporate action on the part of the Purchaser.

               2. The Agreement has been duly and validly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (ii) that I express no opinion as to the enforceability of any right to indemnity or contribution under the Agreement which are violative of the public policy underlying any law, rule or regulation (including any state and federal securities law, rule or regulation).

                                                                       Exhibit C





               Assuming the due authorization, execution and delivery by the Purchaser and the Company, the Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company, in accordance with its terms, provided that (i) the enforceability of the Agreement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (ii) we express no opinion as to the enforceability of any right to indemnity or contribution under the Agreement which are violative of the public policy underlying any law, rule or regulation (including any state and Federal securities law, rule or regulation).